Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Nabors Industries Ltd., of our report dated February 24, 2021 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Nabors Industries Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP
Houston, Texas

June 21, 2021